                                                                     EXHIBIT 1.2

         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                K N ENERGY, INC.

                      7.35% Debentures due August 1, 2026

No. BE-1                                                   CUSIP No. 482620 AP6

         K N ENERGY, INC., a corporation duly organized and existing under the laws of the State of Kansas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000) on August 1, 2026, and to pay interest thereon from July 26, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on August 1 and February 1 in each year, commencing February 1, 1997, at the rate of 7.35% per annum, until the principal hereof is fully paid or made available for full payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be then listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security shall be made at the Corporate Trust Office of the Trustee in Chicago, Illinois, or at such other office or agency of the Company as it may designate for such purpose pursuant to the Indenture hereinafter referred to, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: July 26, 1996


                                           K N ENERGY, INC.


                                           By:     /s/ E. W. Lundhagen
                                               -------------------------------
                                                         Vice President


ATTEST:


/s/ Martha B. Wyrsch
- ----------------------------
       Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, as Trustee


                                By
                                   -------------------------------------------
                                        Authorized Officer

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 20, 1993 (herein called the "Indenture"), between the Company and First Trust of Illinois, National Association, as successor Trustee (herein called the "Trustee", which term includes any additional successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Book-Entry Security representing the entire principal amount of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

         The Securities of this series shall be subject to redemption upon not less than 30 nor more than 45 days' prior notice by first-class mail, as a whole or in part, at the option of the Company at any time after August 1, 2006, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (disregarding the Holders' optional redemption right referred to below) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 12.5 basis points, plus in each case accrued interest to the Redemption Date. For purposes of the preceding sentence, "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee. "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

"Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         Any Holder of Securities of this series shall have the right to require the Company to redeem all or any portion (in integral multiples of $1,000) of such Holder's Securities on August 1, 2006 (the "Put Redemption Date"), at a Redemption Price of 100% of their principal amount plus accrued interest thereon to the Put Redemption Date. In order to exercise such an election, a Holder must deliver to the Trustee, at its Corporate Trust Office in Chicago, Illinois, the Security as to which an election is being made, together with a duly signed and completed notice of election in the form attached hereto to have such Security, or a portion thereof, redeemed by the Company. Such Security and such notice of exercise of a redemption option must be delivered to the Trustee no earlier than July 1, 2006 and no later than July 15, 2006. Once made, the exercise of a redemption option by a Holder shall be irrevocable. Such option may be exercised with respect to less than the entire principal amount of a Security, but any such redemption in part must be in integral multiples of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Security for redemption pursuant to this paragraph shall be determined by the Company, whose determination shall be final and binding.

         In the event of redemption of this Security in part only, subject to arrangements with the Depository, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series shall not be subject to a sinking fund requirement.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time such Depository ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depository shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon on or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees. At the date of the original issuance of this Security, such office or agency of the Company is maintained by First

Trust of Illinois, National Association, at 400 N. Michigan Avenue, Floor 25, Chicago, Illinois 60611.

         No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

         Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to
                                            ------------------------------------

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


- --------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                                    Signed:
       -----------------------                   -------------------------------
                                                 (Sign exactly as name appears
                                                 above or on the other side of
                                                 this Security)



Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                NOTICE OF ELECTION OF HOLDER TO ELECT REDEMPTION



To:      First Trust of Illinois,
            National Association, Trustee
         400 N. Michigan Avenue, Floor 25
         Chicago, Illinois  60611


         If you want to elect to have this Security purchased by the Company on the Put Redemption Date, check box below:

                                    [     ]

         If you want to elect to have only part of this Security purchased by the Company on the Put Redemption Date, state the amount (in integral multiples of $1,000): $____________.



Dated:                                    Signed:
       -----------------------                   -------------------------------
                                                 (Sign exactly as name appears
                                                 above or on the other side of
                                                 this Security)



Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)